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UNITED STATES

SECURITIES EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PARKER-HANNIFIN CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	34-0451060

(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

6035 Parkland Boulevard, Cleveland, Ohio	44124

(Address of Principal Executive Offices)	(Zip Code)

PARKER-HANNIFIN CORPORATION 1993 STOCK INCENTIVE PROGRAM

(Full title of the plan)

CT Corporation System, 1300 East Ninth Street, Cleveland, Ohio 44114

(Name and address of agent for service)

(216) 621-4270

(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount of registration fee

Common Stock, par value $.50 per share	6,000,000	$45.78	$274,680,000	$22,222

(1)	Pursuant to Rule 416 of the Securities Act of 1933 (the “Securities Act”), this Registration Statement also covers such additional Common Stock, $.50 par value per share (the “Common Stock”), as may become issuable pursuant to the anti-dilution provisions of the Parker-Hannifin Corporation 1993 Stock Incentive Program.

(2)	Estimated solely for calculating the amount of the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 of the General Rules and Regulations under the Securities Act, on the basis of the average of the high and low sale prices of such securities on the New York Stock Exchange on July 31, 2003.

Incorporation by Reference.

The contents of the Registration Statements on Form S-8 (Registration Nos. 33-53193 and 333-95477) as filed with the Securities and Exchange Commission on April 21, 1994 and January 27, 2000, respectively, to register shares of Common Stock, $0.50 par value per share (the “Common Stock”), to be issued pursuant to the 1993 Stock Incentive Program (“Program”) of Parker-Hannifin Corporation, an Ohio corporation (the “Company”), are hereby incorporated herein by reference. This Registration Statement on Form S-8 is filed for the purpose of registering an additional 6,000,000 shares of Common Stock under such Program.

PART II

Item 8.    Exhibits.

Exhibit No.	Description of Exhibit

4(a)	Amended Articles of Incorporation are hereby incorporated by reference to Exhibit 3 to the Registrant’s Report on Form 10-Q for the quarter ended September 30, 1997 (Commission File No. 1-4982).

4(b)	Code of Regulations is hereby incorporated by reference to Exhibit 3(b) to the Registrant’s Report on Form 10-K for the fiscal year ended June 30, 2001 (Commission File No. 1-4982).

4(c)	Shareholder Protection Rights Agreement, dated January 31, 1997, between the Registrant and KeyBank National Association (“KeyBank”) is hereby incorporated by reference to Exhibit 1 to the Registrant’s Report on Form 8-A filed with the Commission on February 4, 1997 (Commission File No. 1-4982), as amended by the First Addendum to Shareholder Protection Rights Agreement, dated April 21, 1997, between the Registrant and Wachovia Bank of North Carolina N.A. (“Wachovia”), as successor to KeyBank, and the Second Addendum to Shareholder Protection Rights Agreement, dated June 15, 1999, between the Registrant and National City Bank, as successor to Wachovia, which are incorporated by reference to Exhibit 4(a) to the Registrant’s Report on Form 10-K for the fiscal year ended June 30, 1999 (Commission File No. 1-4982).

5*	Opinion of Counsel

23(a)*	Consent of Independent Accountants

23(b)*	Consent of Counsel—See Exhibit 5

24*	Power of Attorney

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mayfield Heights, State of Ohio, on this 6th day of August, 2003.

PARKER-HANNIFIN CORPORATION

/S/ T. K. PISTELL

Timothy K. Pistell
Vice President—Finance and Administration
and Chief Financial Officer

II-2

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Officers and Directors of Parker-Hannifin Corporation:

DUANE E. COLLINS, Chairman of the Board; DONALD E. WASHKEWICZ, Chief Executive Officer and Director; TIMOTHY K. PISTELL, Principal Financial Officer; DANA A. DENNIS, Principal Accounting Officer; JOHN G. BREEN, Director; WILLIAM E. KASSLING, Director; ROBERT J. KOHLHEPP, Director; PETER W. LIKINS, Director; GIULIO MAZZALUPI, Director; KLAUS-PETER MÜLLER, Director; CANDY M. OBOURN, Director; HECTOR R. ORTINO, Director; ALLAN L. RAYFIELD, Director; WOLFGANG R. SCHMITT, Director; DEBRA L. STARNES, Director; and DENNIS W. SULLIVAN, Director.

This Registration Statement has been signed on behalf of the above-named directors and officers of the Registrant by Timothy K. Pistell, Vice President-Finance and Administration and Chief Financial Officer of the Registrant, as attorney-in-fact pursuant to a power of attorney filed with the Securities and Exchange Commission as Exhibit 24 to this Registration Statement.

August 6, 2003	/S/ T. K. PISTELL

Timothy K. Pistell
Attorney-in-Fact

II-3

EXHIBIT INDEX

Exhibit Number	Exhibit Description

4(a)	Amended Articles of Incorporation are hereby incorporated by reference to Exhibit 3 to the Registrant’s Report on Form 10-Q for the quarter ended September 30, 1997 (Commission File No. 1-4982).

4(b)	Code of Regulations is hereby incorporated by reference to Exhibit 3(b) to the Registrant’s Report on Form 10-K for the fiscal year ended June 30, 2001 (Commission File No. 1-4982).

4(c)	Shareholder Protection Rights Agreement, dated January 31, 1997, between the Registrant and KeyBank National Association (“KeyBank”) is hereby incorporated by reference to Exhibit 1 to the Registrant’s Report on Form 8-A filed with the Commission on February 4, 1997 (Commission File No. 1-4982), as amended by the First Addendum to Shareholder Protection Rights Agreement, dated April 21, 1997, between the Registrant and Wachovia Bank of North Carolina N.A. (“Wachovia”), as successor to KeyBank, and the Second Addendum to Shareholder Protection Rights Agreement, dated June 15, 1999, between the Registrant and National City Bank, as successor to Wachovia, which are incorporated by reference to Exhibit 4(a) to the Registrant’s Report on Form 10-K for the fiscal year ended June 30, 1999 (Commission File No. 1-4982).

5*	Opinion of Counsel

23(a)*	Consent of Independent Accountants

23(b)*	Consent of Counsel—See Exhibit 5

24*	Power of Attorney

*	Filed herewith